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                                  EXHIBIT 12.2


                            S.E.CLARK & COMPANY, P.C.
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                       Member: S.E.C. Practice Section of
             the American Institute of Certified Public Accountants








                         Consent of Independent Auditors


As independent auditors, we hereby consent to the inclusion of our report dated February 26, 1999, in the Form 10-SB for NuPro Innovations, Inc. which includes the financial statements of NuPro Innovations, Inc. for the years ended November 30, 1998 and 1997 and TrucTech, Inc. for the periods ended November 30, 1998 and December 31, 1997.


/s/ S.E.Clark & Company, P.C.
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Tucson, Arizona
November 19, 1999




          Member: National Association of Certified Valuation Analysts
                   744 N. Country Club Road, Tucson, AZ 85716
                       (520) 323-7774 Fax (520) 323-8174
                       seclarkco@cs.com www.seclarkco.com